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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 15, 1996, relating to the financial statements and financial highlights of Dean Witter Variable Investment Series (comprised of the Money Market Portfolio, the Quality Income Plus Portfolio, the High Yield Portfolio, the Utilities Portfolio, the Dividend Growth Portfolio, the Capital Growth Portfolio, the Global Dividend Growth Portfolio, the European Growth Portfolio, the Pacific Growth Portfolio, the Equity Portfolio and the Strategist Portfolio), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/  PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
October 15, 1996